Exhibit 99.2

W2007 Grace I, LLC

Consolidated Financial Statements

As of December 31, 2013 and 2012

And for each of the three years ended

December 31, 2013

And Report of Independent Auditors

Report of Independent Auditors

The Members of

W2007 Grace I, LLC and Subsidiaries

We have audited the accompanying consolidated financial statements of W2007 Grace I, LLC and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, changes in equity, and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Fort Worth, Texas

March 14, 2014

W2007 GRACE I, LLC

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2013	2012

ASSETS

INVESTMENTS IN REAL ESTATE, net	$1,392,097	$1,562,422

CASH AND CASH EQUIVALENTS	12,404	13,051

RESTRICTED CASH	46,849	35,341

ACCOUNTS RECEIVABLE, net	8,453	8,762

OTHER ASSETS	6,492	5,548

DEFERRED FINANCING COSTS, net of accumulated amortization of $36,309 and $36,235, respectively	614	980

DEFERRED FRANCHISE FEES, net of accumulated amortization of $3,704 and $3,283, respectively	3,541	4,260

Total assets	$1,470,450	$1,630,364

LIABILITIES AND EQUITY

NOTES PAYABLE	$1,161,725	$1,245,557

OTHER LIABILITIES:
Accounts payable and accrued liabilities	41,987	42,347
Accrued interest payable	16,529	20,619
Total liabilities	1,220,241	1,308,523

COMMITMENTS AND CONTINGENCIES

PREFERRED STOCK, $0.01 par value, 10,000,000 shares authorized:
Series B, 8.75%, $0.01 par value, $25.00 redemption value, 3,450,000 shares issued and outstanding	60,375	60,375
Series C, 9.00%, $0.01 par value, $25.00 redemption value, 2,400,000 shares issued and outstanding	40,800	40,800
Series D, 8.00%, $0.01 par value, $250.00 redemption value, 125 shares issued and outstanding	31	31
MEMBERS' EQUITY (DEFICIT)	(25,997)	45,635
NON-CONTROLLING EQUITY PURCHASE OPTION	175,000	175,000
Total equity	250,209	321,841

Total liabilities and equity	$1,470,450	$1,630,364

The accompanying notes are an integral part of these consolidated financial statements.

W2007 GRACE I, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

	Year Ended December 31,
	2013	2012	2011
REVENUES:
Rooms	$413,732	$395,697	$374,706
Food and beverage	8,164	7,760	7,228
Other	6,655	6,390	6,365
Total hotel revenues	428,551	409,847	388,299

OPERATING EXPENSES:
Direct hotel expenses:
Rooms	106,117	103,885	98,074
Food and beverage	7,645	7,395	6,618
Other	4,398	4,527	4,563
Non-departmental	135,187	128,921	124,182
Property tax, ground lease, insurance and property management fees	31,656	31,020	29,440
Corporate overhead	6,470	6,495	5,448
Asset management fees	7,063	6,648	6,137
Depreciation and amortization	83,292	85,298	78,983
Impairment charges	27,656	85,684	4,483
Total operating expenses	409,484	459,873	357,928

OPERATING INCOME (LOSS)	19,067	(50,026)	30,371
Interest income	82	87	101
Interest expense	(82,856)	(84,433)	(84,512)
Other income	216	35	18
Unrealized loss on derivatives	(57)	(35)	(401)
LOSS FROM CONTINUING OPERATIONS	(63,548)	(134,372)	(54,423)
Income (loss) from discontinued operations	(8,084)	1,870	3,894
NET LOSS	(71,632)	(132,502)	(50,529)
Preferred dividends	-	-	-
NET LOSS AVAILABLE TO MEMBERS	$(71,632)	$(132,502)	$(50,529)

COMPREHENSIVE LOSS AVAILABLE TO MEMBERS	$(71,632)	$(132,502)	$(50,529)

The accompanying notes are an integral part of these consolidated financial statements.

W2007 GRACE I, LLC

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(in thousands)

	PREFERRED STOCK			EQUITY MEMBERS		NON- CONTROLLING EQUITY PURCHASE OPTION	TOTAL EQUITY
	Series B	Series C	Series D	W2007 Finance Sub, LLC	Whitehall Parallel Global Real Estate LP 2007
Balance as of January 1, 2011	$60,375	$40,800	$31	$116,744	$3,811	$281,811	$503,572
Contributions	-	-	-	1,259	41	-	1,300
Allocation of net loss	-	-	-	(48,932)	(1,597)	-	(50,529)
Balance as of December 31, 2011	$60,375	$40,800	$31	$69,071	$2,255	$281,811	$454,343
Contributions	-	-	-	103,434	3,377	(106,811)	-
Allocation of net loss	-	-	-	(128,313)	(4,189)	-	(132,502)
Balance as of December 31, 2012	$60,375	$40,800	$31	$44,192	$1,443	$175,000	$321,841
Allocation of net loss	-	-	-	(69,367)	(2,265)	-	(71,632)
Balance as of December 31, 2013	$60,375	$40,800	$31	$(25,175)	$(822)	$175,000	$250,209

The accompanying notes are an integral part of these consolidated financial statements.

W2007 GRACE I, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(71,632)	$(132,502)	$(50,529)
Adjustments to reconcile net loss to net cash from operating activities:
Bad debt expense	72	250	283
Accretion of notes payable fair value adjustment at acquisition	1,507	1,076	1,133
Amortization of deferred financing costs	366	367	489
Deductible on involuntary conversion claims	532	992	360
Fair value adjustment of derivative instruments	57	35	401
Depreciation and amortization	86,504	90,309	83,492
Amortization of below market ground leases	262	284	305
Net (gain) loss on extinguishment of debt	2,647	(4,287)	(7,488)
Net (gain) loss on sale of investments in real estate	5,890	(254)	357
Impairment charges	27,656	86,715	4,483
Changes in operating assets and liabilities:
Accounts receivable	(270)	(276)	1,141
Other assets	(380)	2,392	(1,274)
Accounts payable and accrued liabilities	2,460	3,950	2,199
Accrued interest payable	6,780	15,189	21,162

Net cash from operating activities	62,451	64,240	56,514

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to investments in real estate	(23,682)	(47,483)	(42,872)
Proceeds from property casualty insurance	2,051	736	25
Change in restricted cash	(11,508)	6,246	2,923
Net proceeds from sale of investments in real estate	70,112	2,252	839
Payment of initial franchise fees	(1,158)	-	(85)

Net cash provided by (used in) investing activities	35,815	(38,249)	(39,170)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash contributions	-	-	1,300
Proceeds from note payable	-	782	818
Principal payments on notes payable	(96,209)	(25,681)	(18,462)
Payment of defeasance premiums	(2,647)	-	-
Purchase of interest rate derivative instruments	(57)	(35)	-

Net cash used in financing activities	(98,913)	(24,934)	(16,344)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(647)	1,057	1,000

CASH AND CASH EQUIVALENTS, beginning of year	13,051	11,994	10,994

CASH AND CASH EQUIVALENTS, end of year	$12,404	$13,051	$11,994

SUPPLEMENTAL DISCLOSURES:
Interest paid	$75,774	$70,539	$66,261
Non-cash additions to investments in real estate included in accounts payable and accrued liabilities	$2,127	$4,226	$4,624
Non-cash additions to deferred financing costs	$-	$-	$176
Non-cash additions to notes payable (interest on First Mezzanine Loan added to principal balance)	$10,870	$9,070	$7,773
Adjustment to non-controlling equity purchase option	$-	$(106,811)	$-

The accompanying notes are an integral part of these consolidated financial statements.

W2007 GRACE I, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION:

W2007 Grace I, LLC (Grace I), a Tennessee limited liability company, was formed on June 19, 2007. Grace I is owned by W2007 Finance Sub, LLC, a Delaware limited liability company, and Whitehall Parallel Global Real Estate Limited Partnership 2007, a Delaware limited partnership (collectively, Whitehall). Net income or loss is allocated among the members in accordance with Grace I’s limited liability company agreement. The general partner of Whitehall Parallel Global Real Estate Limited Partnership 2007 and the partnerships owning W2007 Finance Sub, LLC is a wholly-owned subsidiary of The Goldman Sachs Group, Inc. (GS Group) and, therefore, is an affiliate of GS Group. GS Group in turn also controls Goldman, Sachs & Co. (GS) and Goldman Sachs Mortgage Company (GSMC). Consequently, GS and GSMC are also affiliates of Whitehall.

Grace I, W2007 Grace Acquisition I, Inc. (Grace Acquisition I), Equity Inns, Inc. (Equity Inns), Grace II, L.P. (Grace II) and Equity Inns Partnership, L.P. (Equity LP) entered into an agreement and plan of merger (Merger Agreement) whereby Equity Inns would merge with and into Grace Acquisition I and Grace II would merge with and into Equity LP (Merger). The Merger was completed on October 25, 2007. Prior to the Merger, Grace I had no operations other than its activities in anticipation of the Merger.

Prior to the Merger, Equity Inns was a public hotel company and had elected to be taxed as a real estate investment trust (REIT) for federal income tax purposes. Equity Inns, through its wholly owned subsidiary, Equity Inns Trust (Equity Trust), was the sole general partner of Equity LP. Equity Inns, Equity Trust and Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as Equity. Prior to the Merger, Equity owned 137 limited-service hotels located throughout the United States.

Subsequent to the Merger, Grace II changed its name to W2007 Equity Inns Partnership, L.P. (W2007 Equity LP). As of December 31, 2013, Grace I owns all of the common shares of Grace Acquisition I and Grace Acquisition I owns a 1% general partnership interest in W2007 Equity LP (with Grace I owning a 1% general partnership interest and a 98% limited partnership interest). In addition, as of December 31, 2013, Grace I is the sole member of W2007 EQN Intermountain, LLC (Intermountain), which owned a hotel located in Reno, Nevada prior to the transfer to its lender through a deed in lieu agreement during 2012 (See Notes 7 and 12). Grace I, Grace Acquisition I, Intermountain and W2007 Equity LP (and its wholly owned subsidiaries) are hereinafter collectively referred to as the Company.

Following the Merger, Grace Acquisition I and Grace I entered into a Keepwell Agreement, effective as of the date of the Merger (the Keepwell Agreement), pursuant to which Grace I agreed to make such cash payments to Grace Acquisition I as are necessary to enable Grace Acquisition I to satisfy its obligations to the holders of its 8.75% Series B cumulative preferred stock (Series B preferred stock) and 9.00% Series C cumulative preferred stock (Series C preferred stock) in accordance with Grace Acquisition I’s charter when Grace Acquisition I determines, or is legally compelled, to satisfy such obligations. To date, no payments have been made and none are due under the Keepwell Agreement. The Keepwell Agreement may be terminated only by an agreement by both parties at any time upon 30 days’ prior written notice. There are no third-party beneficiaries of the Keepwell Agreement.

On March 31, 2008, Grace Acquisition I, pursuant to Section 856(g)(2) of the Internal Revenue Code of 1986, as amended (the Code), revoked its election under Section 856(c)(1) of the Code to be a REIT for the taxable year ending on December 31, 2008. Consequently, subsequent to December 31, 2007, Grace Acquisition I is subject to income taxes at statutory corporate rates.

The Company leased substantially all of its hotels to subsidiaries (TRS Lessees) of W2007 Equity Inns TRS Holdings, Inc. (TRS Holdings), a taxable REIT subsidiary, pursuant to certain percentage lease agreements (the TRS Leases). The TRS Leases were necessary for the Company to comply with certain REIT provisions of the Code. As discussed above, the Company has revoked its election to be taxed as a REIT. As of December 31, 2012, all of the TRS Leases had been terminated.

As of December 31, 2013, the Company owns 126 hotels located in 35 states, the majority of which operate under franchise agreements with Marriott, Hilton, Hyatt and Intercontinental. The hotels are primarily managed by independent third parties, with 24 hotels managed by Pillar Hotels and Resorts, L.P. (Pillar). On September 15, 2011, Pillar and its subsidiaries were sold to Capstone Management, LLC, an affiliate of InterMountain Management, LLC (Intermountain Management; Pillar Sale). Prior to this sale, Pillar was an affiliate of the Company. As of December 31, 2013, the managers of the hotels are as follows:

Number of Hotels

Hilton Hotels Corporation	46
Pillar	24
McKibbon Hotel Group	21
Huntington Hotel Group	13
Other (represented by four different management companies)	22
126

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of consolidation

The consolidated financial statements include the accounts of Grace I, Grace Acquisition I, Intermountain, W2007 Equity LP and subsidiaries of W2007 Equity LP. All significant intercompany balances and transactions have been eliminated.

Use of estimates

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management has evaluated subsequent events through March 14, 2014, the date which the financial statements were available to be issued.

Investments in real estate

Real estate investments are carried at depreciated cost net of reduction for impairment. Expenditures for ordinary repairs and maintenance are expensed as incurred. Significant renovations and improvements, which improve or extend the useful life of the assets, are capitalized. Full stock replacements of china, glass, silver, uniforms and linen are capitalized and incidental purchases are expensed as incurred.

Investments in real estate consist of the following (in thousands):

	December 31, 2013	December 31, 2012
Land and improvements	$277,497	$299,577
Buildings and improvements	1,159,285	1,253,710
Furniture, fixtures and equipment	322,019	324,366
Below market ground leases	13,253	13,253
Total cost	1,772,054	1,890,906
Accumulated depreciation and amortization	(379,957)	(328,484)
Investment in real estate, net	$1,392,097	$1,562,422

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows: buildings and improvements over 7.5 to 39 years; land improvements over 15 years; and furniture, fixtures and equipment, including china, glass, silver, uniforms and linen, over 3 to 7 years. Below market ground leases are amortized over the remaining term of the related lease agreements, which range from 16 to 52 years as of December 31, 2013. For the years ended December 31, 2013, 2012 and 2011, the Company recognized depreciation expense, including discontinued operations, of $85,951,000, $89,623,000 and $82,852,000 respectively.

Assets are classified as held for sale if a disposal plan is in place, actions to achieve the sale have been initiated, a sale is probable and it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. Sales of the Company’s investments in real estate take a significant amount of time to consummate and many changes in the terms and timing are typical in the process. Accordingly, management does not classify assets as held for sale until a contract is pending, closing is scheduled and the probability of significant changes in terms or timing is insignificant. We evaluate assets held for sale for impairment each reporting period and record them at the lower of their carrying amounts or fair value less costs to sell. No real estate investments were classified as held for sale as of December 31, 2013 and 2012.

Fair value measurements

Fair value measurements are market-based measurements, not entity-specific measurements. Fair value measurement assumptions are classified under a hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and management’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair value measurements of financial and nonfinancial assets and liabilities are based on (1) the assumptions that market participants would use in pricing the asset or liability, if available, or (2) management’s estimates of market participant assumptions.

Certain assets and liabilities are not measured at fair value on an ongoing basis but are subject to fair value adjustments only in certain circumstances (for example, when recording impairment on long-lived assets). The following table presents nonfinancial assets measured at fair value on a nonrecurring basis as of December 31, 2013, 2012 and 2011, and related impairment charges recorded (in thousands):

	Level 1	Level 2	Level 3	Total Impairment Write-downs
2013
Investments in real estate	$-	$-	$-	$1,757	(1)
Investments in real estate	-	-	-	3,297	(2)
Investments in real estate	-	-	63,205	22,602
				$27,656
2012
Investments in real estate	$-	$-	$-	$1,031	(3)
Investments in real estate	-	-	-	21,505	(4)
Investments in real estate	-	-	113,015	64,179
				$86,715	(5)
2011
Investments in real estate	$-	$-	$6,518	$4,483

(1)	This impairment charge was recognized during the three months ended June 30, 2013 based on a fair value (Level 3) of $5,352 as of June 30, 2013.
(2)	This impairment charge was recognized during the three months ended September 30, 2013 based on a fair value (Level 3) of $6,588 as of September 30, 2013.

(3)	This impairment charge was recognized during the three months ended March 31, 2012 based on a fair value (Level 3) of $2,059 as of March 31, 2012.
(4)	This impairment charge was recognized during the three months ended September 30, 2012 based on a fair value (Level 3) of $29,629 as of September 30, 2012.
(5)	$1,031 is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss for the year ended December 31, 2012.

Management reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The impairment write-downs recorded in 2013, 2012 and 2011 were the result of unfavorable economic conditions within the markets in which the impaired hotels are located and hotel specific factors that were expected to negatively impact the future operations of the hotels. The assumptions used both in estimating fair value through a discounted cash flow model and the undiscounted cash flow analysis are inherently judgmental and reflect current and projected trends in revenue per available room, operating expenses, capitalization rates, discount rates, and the estimated holding periods for the applicable hotels. If an indicator of potential impairment exists, the hotel is tested for impairment for financial accounting purposes by comparing its carrying value to the estimated future undiscounted cash flows. The amount of the impairment is calculated as the amount by which the carrying value of the hotel exceeds its fair value.

The following table presents quantitative information about significant unobservable inputs used in determining the fair value of the above noted nonfinancial assets ($ in thousands):

2013

Property Type	Fair Value	Valuation Techniques	Unobservable Inputs	Range of Inputs
Hotels (8)	$65,876	Discounted cash flows	Discount rate	12%
			Exit price per key	$40 - $75
			Exit capitalization rate	7.25% - 8.00%
			Hold period	1.7 years – 2.3 years
			Revenue growth	(6.72%) – 7.84%
			Expense growth	(5.37%) - 5.68%

Hotel (1)	$9,269	Competitive set pricing	Price per key	$100/key

2012
Property Type	Fair Value	Valuation Techniques	Unobservable Inputs	Range of Inputs
Hotel	$144,703	Discounted cash	Discount rate	12%
		flows	Exit price per key	$22 - $75
			Exit capitalization rate	7.5% - 8.3%
			Hold period	2.8 years - 3.1 years
			Revenue growth	4.6% - 8.9%
			Expense growth	3.5% - 6.5%

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less that are not restricted to be cash equivalents. Cash equivalents are placed with reputable institutions and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts.

The Company also considers deposits in transit from credit card processors to be cash equivalents.

Accounts receivable and related allowance for doubtful accounts

Accounts receivable consist of amounts owed by guests staying in the hotels as of December 31, 2013 and 2012 and amounts due from business customers or groups. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on receivable loss experience, known and inherent credit risks, current economic conditions and other relevant factors including specific reserves for certain accounts. The allowance for doubtful accounts is $252,000 and $597,000 as of December 31, 2013 and 2012, respectively.

Deferred financing costs

Deferred financing costs incurred in connection with the issuance of the notes payable are amortized over the contractual lives of the related notes payable using the straight-line method, adjusted for actual prepayments, which approximates the effective interest method. The respective amortization is included in interest expense and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

Deferred franchise fees

The Company amortizes initial payments for franchises using the straight-line method over the lives of the franchise agreements, which range from 5 to 21 years. The respective amortization is included in depreciation and amortization and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

Inventory

Inventories consist principally of food and beverage products and are stated at the lower of cost (as determined on a first-in, first-out basis) or market value. Inventories are included in other assets in the accompanying consolidated balance sheets.

Preferred stock

The carrying values of Grace Acquisition I’s Series B preferred stock and Series C preferred stock are $17.50 and $17.00 per share, respectively, which represent the fair values at the Merger date.

Non-controlling equity purchase option

The non-controlling equity purchase option (Purchase Option) represents GSMC affiliate’s option to purchase a 97% equity interest in one of the Company’s wholly owned subsidiaries which indirectly owns 106 of the Company’s hotels (as of December 31, 2013, these hotels had a net book value of $1,135,795,000), which Purchase Option has since been acquired by an affiliate of Whitehall (see Note 7). The initial carrying value of the Purchase Option was the fair value of the Purchase Option at its issuance in June 2009. In February 2012, the Purchase Option was amended and, therefore, the carrying value of the Purchase Option was adjusted to reflect the estimated fair value at the amendment date.

Revenue recognition

Revenues include room, food and beverage, and other hotel revenues such as guest telephone charges, equipment rentals, vending income, in-room movie sales, parking and business centers. Revenues from the hotels are recognized when the services are delivered and are recorded net of any sales or occupancy taxes collected from guests.

Non-departmental expenses

Non-departmental expenses include hotel-level general and administrative expenses, advertising and marketing costs, repairs and maintenance, frequent guest programs, franchise fees and utility costs. Non-departmental expenses are expensed as incurred.

Advertising and marketing

Advertising and marketing costs are expensed as incurred or as the advertising takes place. Advertising and marketing costs were $11,908,000, $10,378,000 and $10,044,000 for the years ended December 31, 2013, 2012 and 2011, respectively. Included in marketing costs are fees (generally a percentage of room revenue) payable to marketing funds of the franchisors of the hotels.

Interest rate derivative instruments

The Company’s derivative transactions consist of interest rate cap agreements entered into to mitigate the Company’s exposure to increasing borrowing costs in the event of a rising interest rate environment. The Company has elected not to designate its interest rate cap agreements as cash flow hedges. Therefore, changes in the fair value of the interest rate caps are recorded as unrealized loss on derivatives in the accompanying consolidated statements of operations and comprehensive loss.

The valuations of the interest rate caps are determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The cash receipts are based on an expectation of future interest rates using a forward curve that is derived from observable market interest rate curves.

The analysis has incorporated credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements. Management evaluated the counterparty’s nonperformance risk based on the counterparty’s most recent credit rating and any changes in credit rating over the past year. In adjusting the fair value of the derivative contract for the effect of nonperformance risk, management has considered the impact of netting and any applicable credit enhancements. Management concluded that the nonperformance risk is insignificant and no adjustment to the value was necessary for this input. Therefore, all inputs used to value the derivatives fall within Level 2 of the fair value hierarchy and the derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Income taxes

Except as described below, the Company is not a taxpaying entity and, accordingly, records no federal income taxes. The members are individually responsible for reporting their share of the Company’s taxable loss on their income tax returns.

Grace Acquisition I and TRS Holdings (the Taxable Entities) are subject to federal and state income taxes. The Taxable Entities account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases.

For uncertain tax positions, the Company makes a determination as to whether it is “more likely than not” that a tax position taken, based on its technical merits, will be sustained upon examination, including resolution of any appeals and litigation processes.  If the more-likely-than-not threshold is met, the Company measures the related tax position to determine the amount of provision or benefit, if any, to recognize in the financial statements.  The Company applies this policy to all tax positions related to income taxes subject to the asset and liability method.  The Company files income tax returns in the U.S. federal jurisdiction and various states.  If applicable, the Company classifies interest and penalties related to underpayment of income taxes as income tax expense.  No income tax examinations are currently in process. As of December 31, 2013, tax years 2010 through 2013 remain subject to potential examination by certain federal and state taxing authorities.  There are no amounts related to interest and penalties for the years ended December 31, 2013, 2012 and 2011, and management has determined that no material unrecognized tax benefits or liabilities exist as of December 31, 2013 or 2012. The Company does not anticipate any significant changes to unrecognized income tax benefits over the next year.

Concentration of credit risk

As of December 31, 2013, based on total revenues, the Company’s hotels are concentrated in Florida (19%), Texas (10%), Tennessee (7%), Illinois (6%), Kentucky (5%), California (5%), Georgia (4%) and Michigan (4%).

Segment reporting

The Company considers each of its hotels to be an operating segment, none of which meets the threshold for a reportable segment as prescribed by the authoritative accounting guidance. The Company allocates resources and assesses operating performance based on each individual hotel. Additionally, the Company aggregates these individually immaterial operating segments into one segment using the criteria established by the authoritative accounting guidance, including the similarities of its product offering, types of customers and method of providing service.

Reclassifications

Certain amounts in the consolidated financial statements for the years ended December 31, 2012 and 2011 have been reclassified for discontinued operations. These reclassifications have no effect on the results of operations previously reported.

Recently adopted accounting standards

In December 2011, the FASB issued accounting guidance to clarify how to determine whether a reporting entity should derecognize the in substance real estate upon loan defaults when it ceases to have controlling interest in a subsidiary that is in substance real estate. Under this guidance, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related non-recourse indebtedness. That is, even if the reporting entity ceases to have a controlling financial interest, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its consolidated financial statements until legal title to the real estate is transferred to legally satisfy the debt. The new accounting guidance is effective for fiscal years ending after December 15, 2013. The adoption of this accounting guidance did not have an impact on the Company’s financial position and results of operations.

3. RELATED PARTY TRANSACTIONS:

The asset management agreement between Grace I and Archon Group, L.P. is effective through December 31, 2017. On April 1, 2013, Archon Group, L.P. changed its legal name to Goldman Sachs Realty Management, L.P. (RMD). Either party may terminate the agreement with 30 days written notice without cause or the payment of a fee. The owner of RMD is an affiliate of the Company.

RMD is paid a monthly fee by the Company for its asset management services. Pursuant to the Modification Agreement discussed in Note 7, the asset management fee was limited to $6,600,000 in 2011 with 5% increases in subsequent years thereafter until the GE Mortgage (as defined in Note 7) has been paid in full. The payment of 50% of the fee is deferred until the Company reaches a quarterly minimum debt yield of 13% or until the GE Mortgage has been paid in full. During periods where the Company has met such minimum yield, the asset management fee payment is limited to then current amounts, not to include previously deferred amounts. For the years ended December 31, 2013, 2012 and 2011, RMD earned asset management fees of $7,277,000, $6,996,000 and 6,600,000 of which $3,638,000, $3,465,000 and $3,300,000 were deferred, respectively. Deferred asset management fees included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets as of December 31, 2013 and 2012 are $10,403,000 and $6,765,000, respectively. Since Grace I effectively has no operations of its own, Grace I allocated substantially all of the asset management fees to its subsidiaries for the years ended December 31, 2013, 2012 and 2011.

RMD is entitled to receive a disposition fee equal to 0.50% of the adjusted proceeds of $5,000,000 or more and 0.75% of the adjusted proceeds under $5,000,000 received by the Company in connection with the sale of any asset owned by the Company. As of December 31, 2013, accrued disposition fees were $384,000. Of this amount, $361,000 was incurred in connection with the sale of four hotels during the year ended December 31, 2013.

As additional compensation, RMD will receive an incentive fee of 20% of any distributable cash after all members have achieved an internal rate of return on their investment of at least 15%, but less than 20%; an incentive fee of 25% of any distributable cash after all members have achieved an internal rate of return of 20%, but less than 25%; and an incentive fee of 30% of any distributable cash after all members have achieved an internal rate of return of 25%. For the years ended December 31, 2013, 2012 and 2011, no incentive fees were earned by RMD.

As of December 31, 2013, the Company engaged Pillar as the property manager for 24 hotels. The property management agreements (the PMAs) terminate between June 2018 and February 2019. The PMAs will automatically renew for an additional one year term unless the Company or Pillar elects not to renew the agreement. The Company may terminate the PMAs with 30 days written notice without cause or the payment of a fee.

The Company pays Pillar a monthly hotel management fee generally equal to 2% per annum of gross revenues for each hotel managed. For the 14 Hyatt Place hotels managed by Pillar, the monthly hotel management fees are subordinated to a priority return to the Company. For the years ended December 31, 2013, 2012 and 2011, the Company incurred base management fees of $759,000, $705,000 and $668,000 and incentive fees of $113,000, $153,000 and $147,000, respectively, which are included in property tax, ground lease, insurance and property management fees and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. Of the $815,000 total hotel management fee incurred for the year ended December 31, 2011, $489,000 was earned by Pillar prior to the Pillar Sale.

The Company pays Pillar a fixed monthly accounting fee. The accounting fee was $368,000, $371,000 and $360,000 for the years ended December 31, 2013, 2012 and 2011, respectively, and is included in non-departmental direct hotel expenses and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

The Company also pays Pillar a monthly capital oversight fee equal to costs incurred related to procurement activities surrounding the Company’s capital expenditures. The capital oversight fee was $727,000, $1,624,000 and $1,222,000 for the years ended December 31, 2013, 2012 and 2011, respectively. Of the $1,222,000 capital oversight fee incurred in 2011, $900,000 is included in asset management fees and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. The 2013, 2012 and the remaining 2011 capital oversight fees were capitalized to investments in real estate in the accompanying consolidated balance sheets as they represent fees incurred after the Pillar Sale.

In accordance with the Secondment Agreement, Pillar seconded the employees of AH 2007 Management to operate the hotels of the Company as well as the hotels of affiliates of the Company. Prior to the Pillar Sale, AH 2007 Management was a subsidiary of the Company. Pillar reimbursed AH 2007 Management for salaries, bonuses and any other compensation or benefit payable to the seconded employees. The Company reimbursed Pillar for such costs related to employees at the Company’s hotels, which are included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. In connection with the Pillar Sale, the net assets of AH 2007 Management were acquired by InterMountain Management. See Note 12 for additional disclosure.

As a result of the Pillar Sale, RMD is entitled to an earn-out fee for a portion of Pillar’s annual cash flows.

In connection with arranging the financing for the Company upon acquisition in 2007, an affiliate of the Company was paid a fee of $18,000,000. This fee is included in deferred financing costs in the accompanying consolidated balance sheets. In 2007, the Company also paid an affiliate of the Company a fee of $10,007,000 for advisory services related to the Merger. This fee is included in the purchase price consideration which was allocated to the assets and liabilities of the Company.

See also Notes 7, 8, 12 and 14 for additional related party transactions.

4. HOTEL MANAGEMENT AGREEMENTS:

As of December 31, 2013, the Company had engaged seven additional third party property managers to manage its remaining 102 hotels. The management agreements provide for the payment of base fees (generally based on fixed percentages of the gross revenues of the hotels managed) and incentive fees (generally based on the “gross operating profit” of the hotels managed). For the years ended December 31, 2013, 2012 and 2011, the Company incurred base management fees of $7,392,000, $7,034,000 and $6,815,000 and incentive fees of $573,000, $726,000 and $1,026,000, respectively, which are included in property tax, ground lease, insurance and property management fees and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. The management agreements have remaining terms ranging from one to three years, as of December 31, 2013, and certain management agreements have substantial penalties for early termination.

The Company pays its additional third party property managers a fixed monthly accounting fee. The accounting fee was $1,974,000, $1,883,000 and $1,895,000 for the years ended December 31, 2013, 2012 and 2011, respectively, and is included in non-departmental direct hotel expenses and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

5. RESTRICTED CASH:

As of December 31, 2013 and 2012, restricted cash consists of the following (in thousands):

	December 31,
	2013	2012
Required repairs reserve	$39	$227
Debt service reserve	21	1,357
Ground rent reserve	334	199
Furniture, fixtures and equipment reserve	4,359	7,174
Real estate taxes reserve	6,806	6,943
Interest reserve	61	61
Working capital reserve	33,859	18,217
Insurance reserve	216	210
Operating expense reserve	-	824
Other reserves	1,154	129
	$46,849	$35,341

The above noted reserves are required and controlled by the lenders of the notes payable described in Note 7 and are restricted for specific use. The Company considers all changes in restricted cash to be investing activities in the consolidated statements of cash flows as the cash is invested in interest bearing accounts.

6. OTHER ASSETS:

As of December 31, 2013 and 2012, other assets consist of the following (in thousands):

	December 31,
	2013	2012
Prepaid insurance	$1,991	$1,369
Prepaid real estate taxes	814	945
Prepaid interest	872	879
Utility deposits	151	143
Inventory	277	298
Capital expenditure deposits	122	716
Other	2,265	1,198
	$6,492	$5,548

7. NOTES PAYABLE:

The Company has the following notes payable outstanding as of December 31, 2013 and 2012 (in thousands):

			December 31, 2013			December 31, 2012
Indebtedness	Maturity Date	Interest Rate	Debt Balance	Book Value of Collateral		Debt Balance	Book Value of Collateral
GE Mortgage	Nov. 2014	LIBOR(2), (3) + 6.86%(1)	$955,266	$1,135,795		$1,014,998	$1,211,662
Mortgages (7 hotels)	Dec. 2016	5.865%	78,766	106,659	(4)	80,232	111,134	(4)
Mortgages (6 hotels)	Oct. 2016	5.650%	25,582	46,300	(4)	43,280	101,911	(4)
Mortgages (6 hotels)	Dec. 2015	5.440%	50,772	92.590	(4)	52,463	95,060	(4)
Junior subordinated debt	Jul. 2035	LIBOR(3) + 2.85%	50,000	-		50,000	-
Mortgage A	Mar. 2015	5.770%	3,866	10,753	(4)	3,999	14,319	(4)
Mortgage B	Dec. 2014	5.390%	-	-		4,620	28,336	(4)
			$1,164,252	$1,392,097		$1,249,592	$1,562,422
Fair value adjustment			(2,527)			(4,035)
			$1,161,725			$1,245,557

(1)	Weighted average spread over LIBOR was 6.86% and 6.29% as of December 31, 2013 and 2012, respectively
(2)	LIBOR floor of 1%
(3)	The 90-day LIBOR rates were 0.25% and 0.31% as of December 31, 2013 and 2012, respectively
(4)	The equity and excess cash flows after the mortgages have been satisfied are pledged as additional collateral on the GE Mortgage

In October 2007, the Company entered into a loan agreement (GE Mortgage) pursuant to which the Company issued a $1,800,000,000 note to GSMC. Under its rights within the GE Mortgage, GSMC componentized the loan in February 2008 for purposes of marketing and selling the individual components of the loan. In connection with the componentization, the Company paid a fee of $9,850,000 to GSMC. After the componentization, the GE Mortgage was composed of a mortgage loan (Mortgage Loan) and seven mezzanine loans (Mezzanine Loans).

In June 2009, the Company entered into a series of recapitalization transactions as follows:

•	Whitehall funded $175,000,000 of its $350,000,000 payment guaranty which reduced the outstanding balance under the Mortgage Loan. The Company recorded this as a deemed contribution and a corresponding reduction of its outstanding indebtedness. As of September 2009, Whitehall satisfied its conditions to fully extinguish the payment guaranty.
•	The First Mezzanine Borrower, a wholly owned subsidiary of the Company, made a proportionate and voluntary prepayment of $15,231,000 to reduce the outstanding balance under the First Mezzanine Loan.
•	GSMC cancelled $544,841,000 of indebtedness outstanding under the Second, Third, Fourth, Fifth, Sixth and Seventh Mezzanine Loans, resulting in an increase in members’ equity of $260,254,000 on the forgiveness of debt. The forgiveness of debt was recorded as an increase in members’ equity as the indebtedness was forgiven by GSMC, an affiliate of the Company.
•	An affiliate of GSMC was granted the Purchase Option. The Purchase Option is not effective or exercisable until both the Mortgage Loan and the First Mezzanine Loan have been paid in full. Whitehall and GSMC’s affiliate agreed to a tiered sharing agreement with respect to distributions received by GSMC’s affiliate under the Purchase Option.

Additionally, the Company made a voluntary principal payment of $5,000,000 plus interest in September 2009. This payment was proportionately allocated between the Mortgage Loan and the First Mezzanine Loan. As a result of these transactions, the outstanding balance under the Mortgage Loan and Mezzanine Loans was reduced by $740,072,000 to $1,039,808,000 as of December 31, 2009.

The Purchase Option originally expired in June 2015; in February 2012, the Purchase Option was amended to expire in July 2021, or such other later date if the maturity date of the Company’s debt is further extended. In July 2012, an affiliate of Whitehall acquired the Purchase Option from GSMC’s affiliate for $175,000,000.

In December 2010, the Company entered into a modification of its existing loan agreement under the GE Mortgage (the Modification Agreement). The Company has one remaining one-year extension option available upon the satisfaction of certain conditions, the most restrictive of which is a debt yield test. Based on the Company’s current estimates, the Company anticipates that it will satisfy the specified conditions to exercise its final extension option in November 2014.

The weighted average interest rate of the GE Mortgage is 90-day LIBOR, with a 1% LIBOR floor throughout the loan term (including extension options), plus 6.86%, which was 7.86% as of December 31, 2013. The weighted average spread over LIBOR, which is effective through the terminal maturity date, is based on the principal balances under the GE Mortgage as of December 31, 2013. In December 2010, the Company began recognizing interest expense on an effective yield basis through the anticipated maturity in November 2015. The effective yield was approximately 6.96% and 6.98% as of December 31, 2013 and 2012, respectively.

In accordance with the Modification Agreement, substantially all of the cash flows from the hotels must be directed to accounts controlled by GE. The Modification Agreement also specifies certain limited uses for the cash flow “trapped” by GE. Annually in August, all remaining cash in the working capital reserve account controlled by GE in excess of a specified amount, as defined in the Modification Agreement, will be used to pay-down the Mortgage Loan. In August of 2013, 2012 and 2011, the Company made pay-downs on the Mortgage Loan of $24,312,000, $18,873,000 and $10,920,000, respectively. As described below, the net proceeds from the sale of three individually mortgaged hotels were used to pay down $46,290,000 of the GE Mortgage in November 2013.

In accordance with the Modification Agreement, First Mezzanine Loan debt service is deferred and capitalized on an annual basis at the end of each First Mezzanine Loan year until the Company achieves a specified debt yield. Upon satisfaction of the specified debt yield, only the current First Mezzanine Loan debt service due will be payable, with the deferred and capitalized debt service due upon maturity. During the years ended December 31, 2013, 2012 and 2011, $10,870,000, $9,070,000 and $7,772,000, respectively, of the First Mezzanine Loan debt service was capitalized to notes payable in the accompanying consolidated balance sheets.

In December 2013, GSMC purchased two tranches of the GE Mortgage totaling $25,000,000. The interest earned by GSMC on their debt investment was $27,000 for the year ended December 31, 2013. During the years ended December 31, 2012 and 2011, GSMC earned interest of $0 and $2,038,000, respectively, under their debt investments in the Mortgage Loan and the First Mezzanine Loan.

In August 2012, the Company sold one of its hotels collateralized under the GE Mortgage. The net proceeds from the sale of the hotel were used to pay down $2,255,000 of the GE Mortgage. The Company recognized a net gain of $254,000 on this transaction, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

In December 2011, the Company sold one of its hotels collateralized under the GE Mortgage. The proceeds from the sale of the hotel were used to pay down $813,000 of the GE Mortgage. The Company recognized a net loss of $357,000 on this transaction, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

In November 2006, Equity completed an aggregate of $95,000,000 in collateralized financing under eight non-recourse, individual loan agreements. Each loan bears interest at a fixed rate of 5.865% per annum, with principal and interest payments due monthly until maturity on December 1, 2016, based on a 30-year amortization schedule. The Company assumed these loans in connection with the Merger. Under the loan agreements, if the collateralized property does not maintain a certain debt service coverage ratio (DSCR) or the Company does not spend an amount greater than or equal to 4% of that property’s operating revenues on furniture, fixtures and equipment (FF&E) expenditures for the first six years of the loan, then for the trailing five years annually thereafter, the Company will be required to fund an additional monthly amount into a lender controlled FF&E reserve from the point of noncompliance. In September 2010, the Company failed to make its required monthly debt service payments under one of the individual loan agreements, which is a technical event of default under the loan agreement. Shortly thereafter, the Company was officially noticed of the default by its lender and in September 2011, the lender effectuated a foreclosure sale whereby the collateralized property title transferred to the lender and the Company was relieved of its obligations under the loan agreement. The Company recognized a net gain of $3,679,000 on this transaction, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

In September 2006, Equity completed an aggregate of $50,000,000 in collateralized financing under nine non-recourse, individual loan agreements. Each loan bears interest at a fixed rate of 5.65% per annum, with principal and interest payments due monthly until maturity on October 1, 2016, based on a 25-year amortization schedule. The Company assumed these loans in connection with the Merger. Beginning February 2013, the Company failed to make its required monthly debt service payments under one of the individual loan agreements, which is a technical event of default under the loan agreement. In April 2013, the Company sold the collateralized property under this loan agreement. The proceeds of $4,250,000 from the sale of the hotel were used to pay down the full balance of the loan, as well as accrued and default interest. The Company recognized a net loss of $224,000 on this transaction, which included a net prepayment penalty of $352,000. The net loss is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. In November 2013, the Company sold two of its hotels collateralized under two of the individual loan agreements. A portion of the $42,500,000 in net proceeds was used to purchase defeasance securities to fully relieve the Company’s obligations under the two individual loan agreements. The Company recognized a combined net loss of $1,976,000 related to the defeasance premiums, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. The remaining net proceeds of $26,613,000 were used to pay down the GE Mortgage. The Company recognized a combined net loss of $3,271,000 on the sale of these two hotels, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

In November 2005, Equity completed an aggregate of $73,500,000 in collateralized financing under seven non-recourse, individual loan agreements. Each loan bears interest at a fixed rate of 5.44% per annum, with principal and interest payments due monthly until maturity on December 1, 2015, based on a 25-year amortization schedule. The Company assumed these loans in connection with the Merger. Under the loan agreements, if the collateralized property does not maintain a certain DSCR, the Company’s net operating cash flows will be “trapped.” In addition, beginning in January 2011 on an annual basis, if the Company does not spend an amount greater than or equal to 4% of that property’s operating revenues on FF&E expenditures for the preceding five years of the loan, the Company will be required to fund an additional monthly amount into the FF&E reserve from the point of noncompliance. In August 2010, the Company failed to make its required monthly debt service payments under one of the individual loan agreements, which is a technical event of default under the loan agreement. Shortly thereafter, the Company was officially noticed of the default by its lender and in August 2011, the lender effectuated a foreclosure sale whereby the collateralized property title transferred to the lender and the Company was relieved of its obligations under the loan agreement. The Company recognized a net gain of $3,809,000 on this transaction, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

In November 2013, the Company sold its lone hotel collateralized under Mortgage B. A portion of the $25,000,000 in net proceeds was used to purchase defeasance securities to fully relieve the Company’s obligations under the individual loan agreement. The Company recognized a loss of $319,000 related to the defeasance premium, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. The remaining net proceeds of $19,677,000 were used to pay down the GE Mortgage. The Company recognized a net loss of $2,747,000 on the sale of this hotel, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

In connection with the Merger, the assumption of the loans of Equity described above required the carrying value of the notes payable to be adjusted to the estimated fair value of these obligations at October 25, 2007, the date of the Merger. As a result, the Company recorded a fair value adjustment reducing the value of these loans by $10,196,000. This fair value adjustment is being accreted over the terms of the respective loans as an increase to interest expense based on the effective interest method. The Mortgage Loan and First Mezzanine Loan are recorded at cost.

In June 2005, Equity issued $50,000,000 in junior subordinated debt in a private placement that will mature in July 2035. The junior subordinated debt bore interest at 6.93% per annum for five years and beginning in July 2010, bears interest at 90-day LIBOR plus 2.85% per annum through maturity. Interest on the junior subordinated debt is due quarterly. The junior subordinated debt may be prepaid after July 2010 without penalty. The Company assumed the junior subordinated debt in connection with the Merger, which is recorded at cost.

In May 2008, the Company completed its financing of a Courtyard by Marriott hotel in Reno, Nevada under a credit agreement (EQN Mortgage) with General Electric Capital Corporation (GECC). The note had an initial maturity date of May 31, 2011. In March 2011, the Company entered into a modification agreement with GECC that extended the maturity date of the note to May 31, 2012 (EQN Loan Modification). Upon modification, the Company made a principal payment of $2,300,000 to GECC while receiving an additional advance under the credit agreement of $300,000. Under the EQN Loan Modification, the Company was also able to draw additional funds for purposes of reimbursing capital expenditures pursuant to requirements under the franchise license agreement with Marriott. The maximum indebtedness under the EQN Loan Modification was $17,600,000. Prior to the modification effective date, the note accrued interest at a fixed rate of 7.15% per annum with interest due monthly, in arrears. Subsequent to the modification effective date, the note accrued interest at a fixed rate of 8.0% per annum, with current interest due limited to the greater of 90-day LIBOR plus 3.5% or 4.5% per annum due monthly, in arrears. The remaining deferred portion of the annual interest was due in full upon the maturity of the note. As partial consideration to GECC for extending the term of the note, the Company agreed to pay a loan modification fee of $176,000 due upon the earlier of the maturity date or payment of the note in full. The Company capitalized this amount as a deferred financing cost and amortized it as interest expense over the remaining term of the note. Whitehall had guaranteed up to $1,300,000 of the note payable and in connection with the EQN Loan Modification, the guaranty was fully relieved. The EQN Mortgage matured in May 2012, at which point the Company obtained an extension through August 2012. The Company did not make its principal payment on the note balance by August 31, 2012, which was a technical event of default. In September 2012, the Company executed a deed in lieu agreement with its lender to transfer title of its investment in real estate in exchange for the release of its obligations under the note. The Company recognized a gain of $4,287,000 on this transaction, which is included in income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss.

Substantially all of the debt is collateralized by first mortgages on the hotels. The Company does not have any notes payable that contain cross-default provisions. The terms of the debt, except the GE Mortgage and the junior subordinated debt, generally require prepayment penalties if repaid prior to maturity or contain a defeasance clause whereby the cash flow from purchased defeasance investments would substitute as collateral for the mortgage.

As of December 31, 2013, scheduled principal maturities associated with the notes payable are as follows (in thousands):

Year Ending December 31,	Amount
2014	$959,605
2015	55,266
2016	99,381
2017	-
2018	-
Thereafter	50,000
$1,164,252

8. PREFERRED STOCK OF SUBSIDIARY:

In connection with the Merger, Grace Acquisition I issued 3,450,000 shares of 8.75% Series B cumulative preferred stock and 2,400,000 shares of 9.00% Series C cumulative preferred stock. The preferred shares were issued to holders of Equity’s preferred stock and had terms essentially identical to the Equity preferred stock. The Series B preferred stock may be redeemed at $25.00 per share plus accrued but unpaid dividends at the election of Grace Acquisition I. The Series C preferred stock may be redeemed at $25.00 per share plus accrued but unpaid dividends at the election of Grace Acquisition I, on or after February 15, 2011. The Series B preferred stock and Series C preferred stock have no stated maturity, sinking fund or mandatory redemption and are not convertible into any other securities of Grace Acquisition I.

In February 2008, Grace Acquisition I also issued 125 shares of 8% Series D cumulative preferred stock at $250 per share to employees of GS.

In May 2008, Grace Acquisition I ceased dividend payments to its preferred shareholders due to the “cash trap” under the GE Mortgage. As of December 31, 2013, Grace Acquisition I had $73,380,000 in accumulated, undeclared preferred stock dividends. Since at least six quarters of dividends on the Series B preferred stock and Series C cumulative preferred stock are outstanding, the preferred shareholders are entitled to elect two members to the board of directors of Grace Acquisition I. Grace Acquisition I has attempted to hold three meetings to elect the new board members; however, at each meeting a quorum was not achieved and, therefore, an election did not occur.

In August 2012, PFD Holdings, LLC (PFD Holdings), an affiliate of Whitehall, purchased 2,018,250 shares of Series B preferred stock and Series C preferred stock. In August 2013, PFD Holdings purchased an additional 1,422,485 shares of Series B preferred stock and Series C preferred stock. As a result of these purchases, PFD Holdings owns 58.8% of the outstanding Series B preferred stock and Series C preferred stock.

Grace Acquisition I’s charter provides for the issuance of up to 10,000,000 shares of preferred stock in one or more series and its board will establish the number of shares in each series and fix the designation, powers, preferences, and rights of each such series and the qualifications, limitations or restriction thereof.

9. OPERATING LEASES:

Nine hotels are subject to ground lease agreements which require monthly payments with increases in rent throughout the term of the leases and have remaining terms ranging from 6 to 49 years (excluding available lessee extension options). Ground lease expense is recognized on a straight-line basis over the lives of the respective ground leases. The ground lease expense was $1,590,000, $1,610,000 and $1,952,000 (including $262,000, $284,000 and $305,000 of amortization of the below market ground leases) for the years ended December 31, 2013, 2012 and 2011, respectively, and is included in property tax, ground lease, insurance and property management fees and income (loss) from discontinued operations in the accompanying consolidated statements of operations and comprehensive loss. The estimated amortization expense of the below market ground leases is $262,000 for each of the five succeeding years. Approximate future ground lease payments under non-cancelable ground leases (assuming extension options will not be exercised) as of December 31, 2013, are as follows (in thousands):

Year Ending December, 31	Amount
2014	$843
2015	872
2016	876
2017	903
2018	917
Thereafter	7,899
$12,310

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

As cash and cash equivalents have maturities of less than three months, the carrying values of cash and cash equivalents and restricted cash approximate fair value (Level 1 of the fair value hierarchy). The carrying values of accounts receivable, accounts payable and accrued liabilities and accrued interest payable approximate fair value due to the short maturity of these instruments (Level 2 of the fair value hierarchy).

The fair value of the Company’s notes payable is approximately $1.2 billion and $1.3 billion as of December 31, 2013 and 2012, respectively. The fair value of the Company’s notes payable has been estimated based on a discounted cash flow analysis using a discount rate representing the Company’s estimate of the rate that would be used by market participants (Level 2 of the fair value hierarchy). Changes in assumptions or estimation methodologies may have a material effect on these estimated fair values.

The fair value of the interest rate derivative instruments change during the life of the instruments as a function of maturity, interest rates and the credit standing of the instrument seller. The fair value of the Company’s interest rate derivative instruments and the effects of these derivative instruments on the consolidated statements of operations and comprehensive loss are as follows (in thousands):

	Notional	Cap		Fair Value at December 31,		Loss Recognized in Net Loss for the Year Ended December 31,
Instrument	Amount	Rate	Maturity	2013	2012	2013	2012	2011
Interest rate cap	946,557	4.50%	11/03/12	$-	$-	$-	$-	$401
Interest rate cap	1,005,928	4.50%	11/03/13	-	-	-	35	-
Interest rate cap	990,686	4.50%	11/03/14	-	-	57	-	-
				$-	$-	$57	$35	$401

11. INCOME TAXES:

The following table reconciles the Taxable Entities’ income tax benefit at statutory rates to the actual income tax benefit recorded (in thousands):

	Year Ended December 31,
	2013	2012	2011
Income tax benefit at federal statutory rate	$444	$172	$751
State income tax benefit, net of federal income tax benefit	49	19	84
Other	251	527	(75)
Increase in valuation allowance	(744)	(718)	(760)
Total income tax benefit	$-	$-	$-

At December 31, 2013 and 2012, the Taxable Entities’ deferred tax assets, deferred tax liabilities and related valuation allowances consist of the following (in thousands):

	December 31,
	2013	2012
Federal and state net operating losses	$43,210	$42,717
Tax property basis greater than book basis	3,336	3,092
Other deferred tax assets	201	201
Total gross deferred tax assets	46,747	46,010
Forgiveness of debt treatment	(2,119)	(2,119)
Depreciation	(780)	(786)
Other deferred tax liabilities	(39)	(39)
Total gross deferred tax liabilities	(2,938)	(2,944)
Net deferred tax asset	43,809	43,066
Valuation allowance	(43,809)	(43,066)
	$-	$-

As of December 31, 2013 and 2012, the Company has recorded a valuation allowance equal to 100% of the net deferred tax asset due to the uncertainty of realizing the benefit of these assets. Accordingly, no provision or benefit for income taxes is reflected in the accompanying consolidated statements of operations and comprehensive loss. As of December 31, 2013, the Taxable Entities had net operating loss carryforwards for federal income tax purposes of $111,081,000, which begin to expire in 2021, and are available to offset future taxable income, if any, through 2033.

The Company conducts business in certain states which have taxes with characteristics of an income tax. The Company incurred $289,000, $286,000 and $389,000 for such tax for the years ended December 31, 2013, 2012 and 2011, respectively, which is included in corporate overhead in the accompanying consolidated statements of operations and comprehensive loss.

12. DISCONTINUED OPERATIONS:

In connection with the Pillar Sale, the net assets of AH 2007 Management were acquired by InterMountain Management. In addition, during 2011, the lender of two of the Company’s hotels effectuated a foreclosure sale whereby the collateralized property title transferred to lender and the Company was relieved of its obligations under the loan agreement and the Company sold a hotel through the normal course of business. During 2012, the Company transferred a hotel through a deed in lieu. Additionally, during 2013 and 2012, the Company sold four and one hotels, respectively, through the normal course of business. The operating results of AH 2007 Management, the two hotels sold via foreclosure sale, the six hotels sold through the normal course of business and the one hotel transferred through a deed in lieu have been reported as discontinued operations in the consolidated statements of operations and comprehensive loss.

The following table summarizes the operating results of the discontinued operations (in thousands):

	Year Ended December 31,
	2013		2012	2011
Hotel revenues	$16,105		$20,334	$35,351	(1)
Direct hotel expenses	(9,082)		(12,385)	(15,819)
Property taxes, ground lease, insurance and property management fees	(1,462)		(1,620)	(2,566)
Corporate overhead	(128)		(162)	(10,751	)(1)
Asset management fees	(213)		(348)	(463)
Depreciation and amortization	(3,212)		(5,011)	(4,509)
Impairment charge	-		(1,031)	-
Net gain (loss) on extinguishment of debt	(2,647	)(3)	4,287	7,488
Net gain (loss) on sale of investments in real estate	(5,890)		254	(357)
Interest expense (2)	(1,578)		(2,629)	(4,483)
Other income	23		181	3
Income (loss) from discontinued operations	$(8,084)		$1,870	$3,894

(1)	Hotel revenues and corporate overhead include $10,301 of payroll related reimbursements and related costs for the year ended December 31, 2011 received from an affiliate of the Company.
(2)	The GE Mortgage requires principal payments in conjunction with the sale of a hotel based on an allocated loan amount (ALA) per hotel and the effective yield. The Company allocates interest expense to discontinued operations based on the ALA of each sold hotel. See Note 7 for principal payments made with respect to the hotels included in discontinued operations.
(3)	Represents the defeasance premiums incurred to relieve the Company of its obligations under three of its individual loan agreements.

As of December 31, 2012, the four hotels sold in 2013 had investments in real estate of $78,481,000, including net deferred franchise fees of $185,000, and an aggregated loan balance of $21,508,000.

13. PROPERTY TAX, GROUND LEASE, INSURANCE AND PROPERTY MANAGEMENT FEES:

For the years ended December 31, 2013, 2012 and 2011, property tax, ground lease, insurance and property management fees from continuing operations consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Property tax	$17,380	$17,201	$15,880
Ground lease	1,590	1,581	1,530
Insurance	4,261	4,045	3,934
Property management fees	8,425	8,193	8,096
	$31,656	$31,020	$29,440

14. COMMITMENTS AND CONTINGENCIES:

The Company is involved in various legal proceedings and disputes arising in the ordinary course of business. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position or continuing operations of the Company.

In September 2013, a putative class action lawsuit (the Johnson Lawsuit) was filed in the Circuit Court of Shelby County, Tennessee by several current and former shareholders of the Series B and C preferred shares of the Company.  The complaint, which alleges, among other things, breach of contract and breach of fiduciary duty that resulted in the loss of Series B and Series C preferred share value, names the Company, members of the Company’s board of directors, PFD Holdings, The Goldman Sachs Group, Inc., Whitehall, RMD and Grace I as defendants. Shortly after the filing of the Johnson Lawsuit, the defendants removed the case to Federal Court.  In November 2013, the plaintiffs filed a motion to remand the case back to the Circuit Court, which the defendants have opposed.  The defendants also filed a motion to dismiss the case in Federal Court. In October 2013, a similar lawsuit was filed by another plaintiff in the same Circuit Court (the Dent Lawsuit), alleging similar breaches against several of the same defendants named in the Johnson lawsuit, in addition to a former member of the Company’s board of directors. The plaintiffs and defendants in the Dent Lawsuit have agreed to stay this case until further proceedings have taken place in the aforementioned Johnson Lawsuit.  The Company does not expect any material impact on its financial position and results of operations as a result of these lawsuits.

As of December 31, 2013, all of the hotels are operated under franchise agreements and are licensed as Hampton Inn
(43 hotels), Residence Inn (25), Courtyard (17), Hyatt Place (15), Homewood Suites (10), SpringHill Suites (7), Hilton Garden Inn (3), Fairfield Inn & Suites (2), Holiday Inn (1), Embassy Suites (1), Holiday Inn Express (1) and TownePlace Suites (1).

The franchise agreements generally require the payment of fees based on a percentage of hotel room revenue. Under the franchise agreements, the Company is periodically required to make capital improvements to the hotels in order for them to meet the franchisors’ brand standards. Additionally, under certain loan covenants, the Company is obligated to fund 4% to 5% of total hotel revenues to a separate room renovation account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

Whitehall has guaranteed up to $50,000,000 of the Company’s obligations under the franchise agreements with certain franchisors.

The Company maintains property insurance coverage for catastrophic losses such as hurricanes, earthquakes or floods. For such catastrophic losses, the Company may have higher deductibles or increased self-insurance risk if certain criteria are met, ultimately increasing the potential risk of loss.

In September 2007, a putative class action lawsuit was filed in the Circuit Court of Shelby County, Tennessee (Circuit Court) on behalf of the former Series B and Series C preferred shareholders of Equity Inns alleging breaches of fiduciary duty against Equity Inns’ former directors. This complaint does not name the Company or any corporate entity as a defendant. In February 2008, the court denied the defendants’ motion to dismiss the complaint. In April 2010, the court granted a motion for class certification, which was ultimately appealed and vacated by the Tennessee Court of Appeals and remanded back to the Circuit Court. During the second quarter of 2012, the plaintiffs filed a second amended complaint and a new motion to certify a class. In November 2012, the defendants filed an opposition to such motion within the Circuit Court. In April 2013, the Circuit Court granted the new motion and certified a class and three subclasses.  The defendants’ appeal of the certification order is pending.  The Company does not expect any material impact on its financial position and results of operations as a result of this lawsuit.

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